Exhibit 10.58
June, 2008
NUCRYST Pharmaceuticals Corp.
Board Compensation

Category	NUCRYST Plan
Initial Equity Grant	5,000 Restricted Shares (immediate vesting, with 1,000 available for sale in 1 year and 4,000 to be held for duration of board service)

8,000 Stock Options

Annual Retainer	$15,000

Board Meeting Fees (including telephone meetings)	$2,000/meeting

Annual Stock Award	3,000 Restricted Shares (50% vest after 1 year and 50% after second year)

2,000 Stock Options

Committee Chair Annual Retainer	$7,500 for Audit
$5,000 for Human Resources & Compensation
$5,000 for Corporate Governance and Nominating
$15,000 for Chair of Special Committee
$10,000 for Special Committee Non-Chair Members
$20,000 for Lead Director

Committee Meeting Fees	Audit
(including telephone meetings)	Chair — $1,500/meeting
Member — $1,200/meeting

HR & Compensation / Corp. Gov. & Nominating
Chair — $1,000/meeting
Member — $800/meeting

Special Committee
Chair/Member — $2,000/meeting

Travel Fees	$1,000.00 for travel involving airtime of greater than 4 hours one way in North America
$2,000.00 for travel involving airtime of greater than 4 hours one way from another continent

Notes:

(1)	Directors are required to hold minimum equity equal in value to 2.5 times the annual retainer, which equates to $37,500. For purposes of this calculation, common and restricted shares are included, but options are not. Directors have 3 years to achieve this minimum ownership level.

(2)	The company will continue with its deferred share unit plan whereby directors may elect to receive DSUs in lieu of cash fees (retainers and meeting fees).